Exhibit 99.1

Talos Energy Announces Strategic Acquisition of QuarterNorth Energy

Houston, Texas, January 15, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the execution of definitive agreements to acquire QuarterNorth Energy Inc. (“QuarterNorth”) for $1.29 billion (the “Transaction”). QuarterNorth is a privately-held U.S. Gulf of Mexico exploration and production company with ownership in several prolific offshore fields. QuarterNorth’s assets will provide additional scale from high quality deepwater assets with a favorable base decline profile along with attractive future development opportunities. The Transaction is immediately accretive to Talos shareholders on key metrics and is expected to accelerate de-leveraging of Talos’s balance sheet.

Consideration for the Transaction consists of 24.8 million shares of Talos’s common stock and approximately $965 million in cash. The board of directors of both Talos and QuarterNorth have unanimously approved the Transaction. The Transaction is expected to close by the end of the first quarter of 2024, subject to certain customary closing conditions and regulatory approvals.

Key Transaction Highlights:

•	Adds production of approximately 30 thousand barrels of oil equivalent per day (“MBoe/d”) expected for the full year 2024, averaging about 75% oil from approximately 95% operated assets.

•	Adds proved reserves[1] of approximately 69 million barrels of oil equivalent (“MMBoe”) with a PV-10 of $1.7 billion.

•

High margin, low decline production, with low reinvestment rate requirements to sustain production and no meaningful near-term asset retirement obligations (“ARO”) conducive to long-term high free cash flow generation.

•	Accretive to key financial metrics, including Cash Flow Per Share, Free Cash Flow Per Share, and Net Asset Value Per Share.

•	Annual run-rate synergies of approximately $50 million are expected to be achieved by year-end 2024.

•	Improves balance sheet strength with expected year-end 2024 leverage ratio[2] of 1.0x or less.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “Today’s announcement marks one of Talos’s most significant milestones as we build a large-scale offshore exploration and production company. The addition of QuarterNorth’s overlapping deepwater portfolio with valuable operated infrastructure will increase Talos’s operational breadth and production profile while enhancing our margins and cash flow. This Transaction aligns with Talos’s overall strategy of leveraging existing infrastructure and complementary acreage to accelerate shareholder value creation. The pro forma footprint in the U.S. Gulf of Mexico should allow us to capture meaningful operating synergies. The expected financing structure of the Transaction accelerates de-leveraging, immediately improves our credit profile, is accretive on key metrics, and positions us to consider additional capital return initiatives following deleveraging in the near term. We look forward to completing this Transaction in the next few months and continuing our strategy of building a large-scale, diverse energy company.”

STRATEGIC AND FINANCIAL DETAILS

Immediately Accretive to Key Metrics

The Transaction is accretive to key financial metrics based on management’s 2024 and 2025 estimates3. This approach is consistent with Talos’s disciplined acquisition strategy to execute transactions that create shareholder value. This Transaction is accretive on the following metrics at current strip pricing4:

•	>65% accretive on 2024E and 2025E Free Cash Flow Per Share3,[5].

•	>15% accretive on 2024E and 2025E Cash Flow Per Share.

•	Accretive on Net Asset Value Per Share.

•	Accretive on Proved Reserves Per Share.

•	Accretive on 2024E and 2025E Production Per Share.

[1]	Reserves and associated PV-10 as of September 30, 2023 as determined by Netherland Sewell & Associates, Inc. using SEC base pricing of $78.53 per barrel and $3.42 per MMBtu.
[2]	Year-End Net Debt leverage ratio defined as estimated pro forma net debt at December 31, 2024 divided by the last twelve months pro forma Adjusted EBITDA.
[3]	See “Cautionary Statement About Forward-Looking Statements.”
[4]	These accretion metrics take into account all currently contemplated financing scenarios for this transaction.
[5]

For the purpose of these metrics, management defines free cash flow as management’s estimates of EBITDA minus estimates of interest expense and capital expenditures. This definition differs from Talos’s definition of historical adjusted free cash flow, as normally presented in Talos’s quarterly filings.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

High Quality Asset Base with Low Production Decline

Talos estimates QuarterNorth average daily production for the full year 2024 of approximately 30 MBoe/d (75% oil), inclusive of planned downtime. QuarterNorth’s producing assets include six major fields and are approximately 95% operated and 95% in deepwater. The Transaction is expected to improve Talos’s base decline rate by approximately 20%, providing increased production stability and lower reinvestment rates.

QuarterNorth’s assets bring significant reserves upside beyond current production from both producing probable zones and near-term development opportunities in 2024 and 2025. The Transaction also brings a high-quality inventory of drilling opportunities that will high-grade Talos’s already robust inventory and will immediately compete for capital.

QuarterNorth operates and holds a 50% working interest in the Katmai discovery in the Green Canyon region, producing an estimated combined 27 MBoe/d gross from two early-life wells. Talos expects the Katmai field to produce over 34 MBoe/d gross on average with minimal decline over the next several years based on a successful field development plan including two future well locations and a facilities upgrade project in early 2025. QuarterNorth’s interest in the Big Bend, Galapagos, Genovesa, and Gunflint fields represent attractive assets, each with strong production histories with nominal declines, and future development potential.

Material and Tangible Synergies

Talos expects to realize annual run-rate synergies of approximately $50 million, consisting of both operational and general and administrative cost reductions. Talos expects to realize approximately half of the synergies throughout 2024 and expects full run-rate savings can be achieved by year-end 2024.

Additional asset management and drilling & completions optimizations are also expected to create meaningful synergies in the combined business, which will be incremental to the expected $50 million annual synergies.

Reduction of Asset Retirement Obligations per Barrel

QuarterNorth’s assets have no meaningful near-term ARO obligations. On a pro forma basis, future ARO obligations will represent a reduction of Talos’s average ARO per barrel of oil equivalent (“Boe”) of reserves and ARO per Boe of production, representing another “accretive” metric for Talos’s shareholders.

Fully Committed Financing

Talos has secured $650 million in bridge financing from a syndicate of banks representing most of the Company’s reserves-based loan (“RBL”) lender group. All required RBL approvals and waivers have been received. Talos also expects to fund a portion of the cash consideration with availability under the RBL, and opportunistically to the extent market conditions warrant, debt or equity financings. Talos thereafter expects to repay the majority of the RBL funding for the Transaction in the next 12 months. The initial bridge financing structure provides flexibility to Talos with respect to the timing and structure of permanent financing of the Transaction and the potential refinancing of the Company’s existing second lien notes.

GOVERNANCE, TIMING AND APPROVALS

Leadership, Governance, and Equity Holders

The Talos senior management team will remain unchanged. Talos’s Board of Directors will be expanded to include one additional independent director.

QuarterNorth’s top equity holders, representing approximately 68% of the total ownership group of QuarterNorth, have entered into a support agreement pursuant to which they will vote in favor of the Transaction and exercise a drag-along right in connection therewith. These holders will also be subject to a customary lock-up arrangement, subject to certain exceptions, for a 60-day period following closing, implying a lock-up into mid-2024 based on Talos’s estimated closing timing. Following the closing, Talos expects that no single QuarterNorth shareholder will hold 5% or more of Talos’s outstanding shares of common stock.

Timing And Approvals

The Transaction, which is expected to close by the end of the first quarter of 2024, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Both the Talos and QuarterNorth boards of directors have unanimously approved the Transaction.

ADVISORS

PJT Partners and Greenhill (Mizuho Securities M&A) are serving as lead financial advisors to Talos. J.P. Morgan Securities LLC and Intrepid Partners, LLC are also serving as financial advisors to Talos. Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to Talos. Barclays is serving as financial advisor to QuarterNorth and Holland & Knight LLP is serving as legal advisor to QuarterNorth.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Tuesday, January 16, 2024 at 8:30 AM Eastern Time (7:30 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at:

https://www.talosenergy.com/investor-relations/events-calendar/. Alternatively, the conference call can be accessed by dialing (888) 348-8927 (U.S. toll free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until January 23, 2024 and can be accessed by dialing (877) 344-7529 and using access code 5346787.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely and efficiently maximizing long-term value through its Upstream Exploration & Production and Low Carbon Solutions businesses. We currently operate in the United States and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while developing opportunities to reduce industrial emissions through carbon capture and storage projects along the U.S. Gulf Coast. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding the proposed transaction with QuarterNorth, including our ability to satisfy the conditions to closing and the expected timing and benefits of the transaction, our strategy, pro forma descriptions of the combined company and future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration efforts; timely completion of development projects; technical or operating factors; the uncertainty inherent in projecting ultimate recoverable resources and future rates of production and cash flows and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, including the proposed Transaction with QuarterNorth; the possibility that the anticipated benefits of our acquisitions, including the proposed Transaction with QuarterNorth, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; our ability to satisfy the conditions to closing to the proposed Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks related to disruption of management time from ongoing business operations due to the Transaction; our ability to access or obtain alternative equity and/or debt financings on terms satisfactory to us or at all; and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023 and Part II, Item 1A. “Risk Factors” of Talos Energy Inc’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on March 1, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

USE OF NON-GAAP FINANCIAL MEASURES

This communication includes the use of certain measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP), including PV-10, Adjusted EBITDA, Net Debt, Adjusted Free Cash Flow and Net Debt leverage ratio. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The Company has not provided reconciliations for forward-looking non-GAAP measures because the Company cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. We are not able to provide a reconciliation of projected free cash flow per share or cash flow per share without unreasonable effort because of the unknown effect, timing, and potential significance of reconciling line items that are unavailable at this time. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

USE OF PROJECTIONS

This communication contains projections, including expected production volumes, capital expenditures, investment rates, PV-10, Adjusted EBITDA, Adjusted Free Cash Flow, Net Asset Value, Net Debt leverage ratio, and cost-savings via synergies. Our independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this communication, and accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this communication. These projections are for illustrative purposes only and should not be relied upon as being indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of our future performance after completion of the Transaction or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this communication should not be regarded as a representation by any person that the results contained in the projected information will be achieved.

RECONCILIATION TO STANDARDIZED MEASURE

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of the Company’s properties. Talos and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. PV-10 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by adding the discounted future income taxes associated with such reserves to the Standardized Measure.

The table below presents the reconciliation of PV-10 to Standardized Measure:

($ in millions)	As of September 30, 2023
Standardized measure(1)(2)	$1,429
Present value of future income taxes discounted at 10%	296

PV-10 (Non-GAAP)	$1,725

(1)	All estimated future costs to settle asset retirement obligations associated with proved reserves have been included in the calculation of the standardized measure.
(2)	Standardized measure is based on management estimates and is not audited by third party reserve engineers.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002